Exhibit 5.1

November 3, 2016

Gran Tierra Energy Inc.

Suite 900, 520 – 3 Avenue SW
Calgary, Alberta, Canada T2P 0R3

Ladies and Gentlemen:

We have acted as counsel for Gran Tierra Energy Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on August 1, 2016 with the Securities and Exchange Commission (the “Commission”), including the base prospectus (the “Base Prospectus”), in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of, among other things, (a) the offer and sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 57,835,134 shares (the “Secondary Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), which were issued on August 23, 2016, upon the conversion of 57,835,134 subscription receipts previously issued by the Company; and (b) the issuance of (i) up to 4,875,177 shares of Common Stock that may be issued upon exchange or redemption of up to 4,875,177 exchangeable shares that were issued by Gran Tierra Exchangeco Inc., a subsidiary of the Company, in connection with the combination of the Company and Solana Resources Limited and (ii) up to 3,638,889 shares of Common Stock that may be issued upon exchange or redemption of up to 3,638,889 exchangeable shares that were issued by Gran Tierra Goldstrike Inc., a subsidiary of the Company, in connection with the combination of the Company and Goldstrike Inc. (and any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions) (collectively, such exchangeable shares of the subsidiaries of the Company are herein referred to as the “Exchangeable Shares”; such shares of Common Stock issuable upon exchange or redemption of such Exchangeable Shares are herein collectively referred to as the “Exchange Shares”; and the Exchange Shares together with the Secondary Shares are herein referred to herein as the “Securities”).

The Base Prospectus provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) and any free-writing prospectus(es).

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

Gran Tierra Energy Inc. November 3, 2016 Page 2

In connection with the opinions expressed herein, we have examined (i) the Certificate of Incorporation and the Certificate of Conversion of the Company, both filed with the Secretary of State of the State of Delaware on October 31, 2016, and the Bylaws of the Company, adopted on October 31, 2016, (ii) the Articles, as amended, and By-Law No. 1 of Gran Tierra Exchangeco Inc. and the Articles, as amended, and By-Law No. 1 of Gran Tierra Goldstrike Inc., (iii) the Voting and Exchange Trust Agreement, dated as of November 14, 2008, between Gran Tierra Energy Inc., Gran Tierra Exchangeco Inc. and Computershare Trust Company of Canada and the Voting Exchange and Support Agreement by and between Goldstrike, Inc., 1203647 Alberta Inc., Gran Tierra Goldstrike Inc. and Olympia Trust Company dated as of November 10, 2005 (collectively, the “Exchange Agreements” (iv) Registration Statement, (v) the Base Prospectus, (vi) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement and (vii) such other documents and instruments as we deemed necessary or advisable for the purpose of this opinion. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws; (v) all Securities offered under the Registration Statement will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable Prospectus Supplement to the Base Prospectus; (vi) the Exchange Agreements have been duly authorized and validly executed and delivered by the Company and each of the other parties thereto, and are enforceable and binding on each party thereto in accordance with their terms; (vii) any definitive purchase, underwriting or similar agreement with respect to any Securities offered under the Registration Statement will have been duly authorized and validly executed and delivered by the Selling Stockholders and the other parties thereto; (viii) the Exchangeable Shares were validly issued by the subsidiaries of the Company issuing such shares; and (ix) any securities issuable upon exchange or redemption of any Exchangeable Shares will have been duly authorized, created and, if appropriate, reserved for issuance upon such exchange or redemption.

Gran Tierra Energy Inc. November 3, 2016 Page 3

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.       The Secondary Shares proposed to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

2.       With respect to the Exchange Shares, upon the exchange or redemption of any Exchangeable Shares in accordance with the terms of the Exchangeable Shares and the relevant Exchange Agreements, the underlying Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Delaware, the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. Our opinion is based on these laws as in effect on the date hereof.

We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the use of our name in the Base Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.